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                                                                    EXHIBIT 4.19

                       ECHOSTAR COMMUNICATIONS CORPORATION

                            CERTIFICATE OF WITHDRAWAL
                                 WITHDRAWING THE
          SERIES A, SERIES B, AND SERIES C PREFERRED STOCK DESIGNATIONS

           PURSUANT TO SECTION 78.1955 OF THE NEVADA REVISED STATUTES

     I, David K. Moskowitz, the Senior Vice President, General Counsel and Secretary of EchoStar Communications Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), do hereby certify that no shares of Series A, Series B, or Series C Preferred Stock are outstanding and that pursuant to the authority conferred upon the Board of Directors of the Corporation by its Amended and Restated Articles of Incorporation and Section 78.1955 of the Nevada Revised Statutes, the Corporation's Board of Directors, on December 12, 2001, adopted the following resolution authorizing the withdrawal of the Corporation's previously filed certificates of designation establishing Series A, Series B, and Series C Preferred Stock:

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Amended and Restated Articles of Incorporation, the Board of Directors does hereby authorize the filing of a Certificate of Withdrawal with the Nevada Secretary of State's office ("Secretary") withdrawing the following Certificates of Designation previously filed with the Secretary relating to the Corporation's Series A, Series B, and Series C stock:

     1.   Series A Certificate of Designation filed June 20, 1995;

     2. Series B Certificate of Designation filed October 1, 1997, as amended in the Certificate of Correction filed October 16, 1997; and

     3.   Series C Certificate of Designation filed October 30, 1997."

     IN WITNESS WHEREOF, EchoStar Communications Corporation has caused this Certificate of Withdrawal to be signed by David K. Moskowitz, its Senior Vice President, General Counsel and Secretary, this 17th day of January, 2002.

                                      /s/ David K. Moskowitz
                                      ------------------------------------------
                                      David K. Moskowitz
                                      Senior Vice President, General Counsel and
                                      Secretary